Exhibit 99.1

Everli’s Asset-Light Marketplace Brings Italy’s 13 Largest Grocers Online

●	More than 95 retail partners, 1,150+ stores and 300,000+ products across 60+ provinces, with no warehouses, fleets or added retailer staff

●	Partnered with all 13 of Italy’s largest grocers

●	Fully managed white-label service powers retailers’ own branded online stores

●	Believed to be Italy’s only gig delivery platform with a national union agreement

NEW YORK, NY, October 14, 2026 — Everli Global Inc. (“Everli”), a leading e-grocery marketplace and delivery platform in Italy, today outlined the business model behind its retail network. Everli operates exclusively in Italy in over 60 provinces and has partnered with more than 95 retailers, including the 13 largest grocers in Italy, such as Lidl, Coop, Conad, Carrefour, and Esselunga. Everli’s platform offers access to products from more than 1,150 stores across the country.

Everli has entered into an agreement and plan of merger, as amended (the “Merger Agreement”), with Melar Acquisition Corp. I (Nasdaq: MACI) (“Melar”) for a proposed business combination (the “Business Combination”). Upon closing, the combined company is expected to be named Everli Global Holdings Inc. and trade on Nasdaq under the ticker “EVRL.”

“Online grocery in Italy is still in its early chapters, and Everli intends to write the next ones,” said Salvatore Palella, Chairman & CEO of Everli. “We are committed to adopting new technologies as they emerge to make shopping for groceries online simpler, smarter and more personal. But technology is only half of the story. Our shoppers bring a distinctly Italian touch to every order, picking the ripest produce and honoring every preference as if they were shopping for their own family. Pairing that care with Italy’s largest grocers and a platform built to scale is how we plan to lead the future of grocery shopping in Italy.”

How the model works

Everli connects consumers with the grocery retailers they already trust. Customers order through Everli’s app or website from their preferred store. An independent personal Everli shopper then shops the order in store, pays with an Everli pre-paid card and delivers it to the customer’s door. Everli’s large network of weekly active shoppers provides true end-to-end fulfillment.

Everli is built to grow alongside its partners. Rather than investing in warehouses, delivery fleets or inventory, Everli runs on the stores its retail partners already operate, so a grocer can open an online channel without changing how its stores work. That lets Everli expand its network quickly as new retailers join and focus on its investment where it matters most: its technology and its shopper network.

Value for retailers

●	A fully outsourced online channel. Everli handles the order from selection and purchase to delivery, integrated with retailer systems and minimal store disruption.

●	No new capex or opex. Retailers need no warehouses, online platforms, delivery fleets, or delivery staff. They pay a commission on completed transactions.

●	Full catalogs and in-store pricing. Customers get each retailer’s complete in-store catalog, including loyalty program participation.

●	Sales data and insights. Partners use Everli’s data to analyze sales trends and consumer behavior.

●	White-label option. Launched in October 2025 with its first nationwide deployment, Everli’s fully managed white-label service runs a retailer-branded online store on the retailer’s own domain. One of Italy’s largest retailers adopted it in December 2025.

Value for consumers and shoppers

Customers get convenience, personalization and access to the brands they prefer, with delivery in as little as two hours or scheduled days ahead. This makes Everli a destination for large-basket, weekly grocery orders.

Shoppers benefit from flexible, union-protected work. Everli believes it is the only gig delivery company in Italy with a collective bargaining agreement with the national unions CGIL, CISL and UIL.

Diversified revenue

Everli earns revenue from several streams:

●	Commissions from retailers on each order

●	Product markups

●	Service and delivery fees, plus Everli Plus memberships, available monthly or annually

●	Advertising and retail media from consumer brands, including sponsored products and display ads

●	Partnership agreements for aggregated insights on customer behavior

Room to grow

Online grocery accounted for only about 2.5% of Italy’s total grocery sales in 2024, compared with 12.5% in the United States, leaving substantial room for growth as Italian shoppers move online. Since its founding in 2014, Everli has served millions of Italian households. Many of its largest retail partners also operate across Europe, and Everli believes these relationships could support future European expansion, though it does not expect to enter markets outside Italy in the twelve months following the Business Combination.

About Everli

Everli is a leading e-grocery marketplace and delivery platform in Italy. Founded in 2014, Everli connects consumers with their preferred grocery retailers through its online platform and a network of over one thousand weekly active independent shoppers who shop and deliver each order end to end, having served millions of Italian households. Everli’s asset-light model gives retailers a fully outsourced e-commerce channel built on their existing store footprint. For more information, visit www.everli.com.

About Melar Acquisition Corp. I

Melar (Nasdaq: MACI) is a special purpose acquisition company sponsored by Melar Acquisition Sponsor I LLC and incorporated under the laws of Cayman Islands as an exempted company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

Additional Information and Where to Find It

Melar and Everli Global Inc. have filed with the SEC a registration statement on Form S-4 (File No. 333-298505), as amended (the “Registration Statement”), which includes a definitive proxy statement/prospectus and was declared effective by the Securities and Exchange Commission (the “SEC”) on October 2, 2026. Melar has mailed the definitive proxy statement/prospectus to its shareholders as of September 28, 2026, the record date for the extraordinary general meeting. SHAREHOLDERS AND OTHER INTERESTED PERSONS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MELAR, EVERLI AND THE BUSINESS COMBINATION. Copies can be obtained free of charge at www.sec.gov or by contacting Melar’s proxy solicitor, Advantage Proxy, Inc., at (877) 870-8565 (toll free) or ksmith@advantageproxy.com.

Participants in the Solicitation

Melar, Everli and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Melar’s shareholders in connection with the Business Combination. Information about these persons and their interests, which may differ from those of shareholders generally, is set forth in the Registration Statement and the definitive proxy statement/prospectus.

No Offer or Solicitation

This press release is not a proxy statement or a solicitation of a proxy, consent or authorization with respect to any securities or the Business Combination, and is not an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws with respect to the parties and the Business Combination set out in the Registration Statement. Melar’s and/or Everli’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. No representations or warranties, express or implied are given in, or in respect of, this press release. When this press release uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.

These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against the parties and definitive agreements with respect thereto; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the shareholders of Everli and Melar or other conditions to closing of the Business Combination; (4) the inability to obtain or maintain the listing of the combined company’s securities on Nasdaq or another national securities exchange following the Business Combination; (5) the ability of Melar to remain current with its SEC filings; (6) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the inability of Everli to implement business plans, forecasts, and other expectations after the completion of the Business Combination; (11) the risk that additional financing in connection with the Business Combination, or additional capital needed following the Business Combination to support Everli’s business or operations, may not be raised on favorable terms or at all; and (12) other risks and uncertainties included in documents filed or to be filed with the SEC by Melar and/or Everli.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced above and other documents filed by Melar and Everli from time to time with the SEC. These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. There may be additional risks that neither Melar nor Everli presently knows, or that Melar and/or Everli currently believe are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this press release. Past performance by Melar’s or Everli’s management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of Melar’s or Everli’s management teams or businesses associated with them as indicative of future performance of an investment or the returns that Melar or Everli will, or may, generate going forward. Neither Melar nor Everli undertakes any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this press release, except as required by applicable law.

Media and Investor Relations:

Tony Sklar
Chief Strategy Officer and Head of Investor Relations
Tel: (347) 588-4226
ir@everli.com
ir.everli.com

Proxy Solicitor:

ADVANTAGE PROXY, INC.
Tel: (206) 870-8565
Fax: (206) 870-8492
www.advantageproxy.com

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